Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Trustees
Domini Social Index Portfolio

We consent to the use of our report for the Domini Social Index Portfolio, dated September 3, 2004, incorporated herein by reference, and to the reference to our firm under the heading "Investment Advisory and Other Services - INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the statement of additional information included herein.




/s/ KPMG LLP

Boston, Massachusetts
November 24, 2004